EXHIBIT 10.21



                                    AGREEMENT

                                     BETWEEN

                                 SIMMONS COMPANY

                                       AND

                       UNITED FURNITURE WORKERS OF AMERICA

                               LOCAL 262, AFL-CIO

                                 AUGUST 1, 1995

                                       TO

                                 AUGUST 1, 1998

                                    AGREEMENT
          UNITED FURNITURE WORKERS OF AMERICA - LOCAL #262 A.F.L.-C.I.O
          -------------------------------------------------------------

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

ARTICLE I     RECOGNITION AND UNION SECURITY  . . . . . . . . . . . . . . . .  4
     1.02     Exclusive Bargaining Representative   . . . . . . . . . . . . .  4
              ------------------------------------
     1.03     UNION Security  . . . . . . . . . . . . . . . . . . . . . . . .  5
              ---------------
     1.04     UNION Representative Seniority  . . . . . . . . . . . . . . . .  6
              -------------------------------
     1.05     Check Off   . . . . . . . . . . . . . . . . . . . . . . . . . .  6
              -----------

ARTICLE II   GRIEVANCE AND ARBITRATION PROCEDURE  . . . . . . . . . . . . . .  6

ARTICLE III  BARGAINING COMMITTEE   . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IV   HOURS OF WORK AND PREMIUM PAY  . . . . . . . . . . . . . . . . . 11
   4.01      Working Hours  . . . . . . . . . . . . . . . . . . . . . . . . . 11
             --------------
   4.02      Lunch Periods  . . . . . . . . . . . . . . . . . . . . . . . . . 11
             --------------
   4.03      Rest Periods   . . . . . . . . . . . . . . . . . . . . . . . . . 11
             -------------
   4.04      Overtime.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
             ----------

ARTICLE V    WAGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
   5.01      Hiring Rate and Progression  . . . . . . . . . . . . . . . . . . 13
             ----------------------------
   5.02      Wage Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . 14
             -----------
   5.03      Contract Rate for Incentive Workers  . . . . . . . . . . . . . . 18
             ------------------------------------
   5.04      Wages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
             ------
   5.05      Report-in Pay  . . . . . . . . . . . . . . . . . . . . . . . . . 18
             --------------
   5.06      Temporary Transfer   . . . . . . . . . . . . . . . . . . . . . . 18
             -------------------
   5.07      Work Wait  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
             ----------
   5.08      Computation of Incentive Average Hourly Earnings Rates   . . . . 19
             -------------------------------------------------------

ARTICLE VI   STANDARD ALLOWED HOURS (S.A.H.) SETTING FORMULA .  . . . . . . . 21

ARTICLE VII  SENIORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

   7.02      Seniority  . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
             ----------
   7.03      Job Skills Area  . . . . . . . . . . . . . . . . . . . . . . . . 25
             ----------------
   7.04      Core Group   . . . . . . . . . . . . . . . . . . . . . . . . . . 26
             -----------
   7.05      Productivity/Training Committee  . . . . . . . . . . . . . . . . 28
             --------------------------------
   7.06      Employee Training  . . . . . . . . . . . . . . . . . . . . . . . 29
             ------------------
   7.07      Lay Offs   . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
             ---------
   7.08      Furlough   . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
             ---------

   7.09      Reduction of Hours   . . . . . . . . . . . . . . . . . . . . . . 32
             -------------------
   7.10      Open Positions   . . . . . . . . . . . . . . . . . . . . . . . . 34
             ---------------
   7.11      Personnel Action   . . . . . . . . . . . . . . . . . . . . . . . 35
             -----------------
   7.12      Job Skills Area Phase Out  . . . . . . . . . . . . . . . . . . . 35
             --------------------------

ARTICLE VIII                . . . . . . . . . . . . . . . . . . . . . . . . . 35
   8.01        Leave of Absence   . . . . . . . . . . . . . . . . . . . . . . 35
               -----------------
   8.02        Jury Duty    . . . . . . . . . . . . . . . . . . . . . . . . . 36
               ----------

ARTICLE IX     PAID VACATIONS   . . . . . . . . . . . . . . . . . . . . . . . 37

ARTICLE X      PAID HOLIDAYS  . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE XI     MILITARY CLAUSE  . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE XII    INSURANCE PROGRAM  . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE XIII   PENSION      . . . . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE XIV    MANAGEMENT RIGHTS CLAUSE   . . . . . . . . . . . . . . . . . . 43

ARTICLE XV     NO STRIKE - NO LOCKOUT   . . . . . . . . . . . . . . . . . . . 45

ARTICLE XVI    BULLETIN BOARDS  . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE XVII   SAFETY AND SANITATION  . . . . . . . . . . . . . . . . . . . . 47

ARTICLE XVIII  LEGAL CONFORMITY   . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE XIX    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . 48
   19.01       Sick Days  . . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE XX     TERMINATION, MODIFICATION AND RENEWAL  . . . . . . . . . . . . 48

SIGNATURE PAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

APPENDIX A      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51

APPENDIX B      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52

APPENDIX C      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53

APPENDIX D      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54

This Agreement entered into this first day of August, 1995, by and between

SIMMONS COMPANY, a Delaware corporation, for and on behalf of its plant in San

Leandro, California, hereinafter referred to as the COMPANY,

                                       and

          The UNITED FURNITURE WORKERS OF AMERICA, LOCAL #262, A.F.L.-C.I.O, on

behalf of the COMPANY's employees in the San Leandro Works, hereinafter referred to as the UNION

                                    WITNESSETH

          NOW, THEREFORE, in consideration of the promises of mutual covenants and agreements of the parties hereinafter set forth, the parties do hereby agree as follows:



ARTICLE I      RECOGNITION AND UNION SECURITY
- ---------

1.01      Purpose.  The intent and purpose of the parties is to promote
          --------

efficiency, increase production and improve and achieve harmonious industrial and economic relationships between the employees and the COMPANY; and to that end the parties express their intention to cooperate in fulfilling their mutual obligation in this basic agreement covering wages, hours of work and other terms and conditions of employment applicable to the employees covered by this collective bargaining agreement.



1.02      Exclusive Bargaining Representative.
          -----------------------------------

The COMPANY recognizes the UNION as the exclusive bargaining representative for all production and maintenance employees working at its San Leandro, California plant, including the Flotation Division, covered by this agreement for the purpose of collective bargaining, excluding executives, sales employees, office workers, supervisors, foremen, timekeepers, watchmen and Teamsters (this term does not include inside plant truckers). The COMPANY does not want nor will it permit supervisors, including foremen, to do any production or maintenance work.

However, this provision shall not be construed in such fashion as to deny such personnel the right to instruct, experiment, check or test equipment to determine fitness or do critically necessary work when required to meet customer demands limiting to no more than forty-five (45)

minutes in a day. This clause will not be abused or misused.



1.03 UNION Security
     --------------

A.   It is further understood and agreed that all such employees shall, after 30 days,  become members  of  the  UNION  and, as  a  condition  of  continued

     employment, maintain such  membership in good standing for the life of this agreement.



B.   The COMPANY  shall have the sole and exclusive  right to hire employees. To assure  maximum  harmonious relations  and  in  order  to obtain  the  best qualified employees, the  COMPANY shall employ only such  personnel as meet

     the  minimum  requirement  as  to   training, experience,  and  ability  as

     recognized by prevailing standards.



C.   New employees shall be considered probationary employees until they have completed the probationary period of sixty (60) days. The parties agree that the sixty (60) days may be extended to ninety (90) by mutual agreement. Such mutual agreement will not be unreasonably withheld when the

     COMPANY has cause for extension. During the probationary period, an employee may be discharged at the discretion of the COMPANY with or without cause.



D.   The  UNION  agrees to  give  the  COMPANY  every reasonable  assistance  in recruiting employees meeting the above standards.



E.   Part-time and Temporary Employees
     ---------------------------------

     Part-time and  temporary employees  will receive no  benefits, holidays  or vacation. At the time the COMPANY  determines that a temporary position  is full-time or at  the end of  ninety (90) days  (whichever comes first)  the temporary job will be filled in accordance with the contract.



     The  COMPANY will  not have  part-time  or temporary  employees working  if regular employees are not  working all scheduled hours per  week unless the regular employees have  refused to work on  the job being performed  by the part-time or temporary employees.



     The COMPANY will have the right to hire part-time employees on a permanent basis without paying benefits, holidays or vacation. Part-time employees will pay union dues as designated
     by the  UNION. Part-time  employees will  have  no seniority  rights in the contract. Probationary period will apply to permanent part-time positions.



     A part-time employee is  one who is hired  to regularly work less than  the number of hours established as the regular work week in this agreement.



     The COMPANY will have no  more than six (6) temporaries at one  time and no more than four (4) part-time employees at one time.



1.04 UNION Representative Seniority
     ------------------------------

     The COMPANY agrees  that any employee leaving his/her  employment to accept elective  or appointive  positions with  the UNION shall,  at the  expiration of his/her  official duties,  be returned  to his/her  previous job  at the  plant.

During absence employee will continue to accrue seniority for  three years after which no seniority will be accrued. Employees serving in such positions prior to this contract  date will  continue to  accrue seniority  as defined  in previous contract. If  this job no longer exists,  regular rules governing seniority will apply.



1.05 Check Off
     ---------

A.   The COMPANY  agrees to  deduct (upon receipt  of written  authorization for such deductions)  the initiation fees  of new members, the  regular monthly dues of  all such members,  and any assessment  authorized by the  UNION in accordance with its by-laws. Such deductions shall be made the first payday of each month and shall be remitted to the Financial Secretary of the UNION not later than  the fifteenth (15th) day of the current month. In the event that an individual  is off  and dues are  not deducted  for the month,  the

     COMPANY agrees  upon written  authorization from the  member to  deduct the monthly dues the second month.



B.   The COMPANY  agrees to  deduct (upon receipt  of written  authorization for such deduction)  from the employee  salary an annual deduction for C.O.P.E.

     The  COMPANY shall remit  to the  Financial Secretary  of the  UNION within fifteen (15) days all monies collected.



ARTICLE II     GRIEVANCE AND ARBITRATION PROCEDURE
- ----------

2.01

A.   Grievances  regarding the interpretation  or application of  this agreement must be filed within five (5)  days of their occurrence, provided, however,

     that  no grievance will be recognized  to exist unless submitted in writing by either  the Bargaining  Committee or  a Department Shop  Steward to  the

     immediate Foreman  of the  department involved. Prior  to filing  a written grievance  a  complaint may  be  discussed  by  the employee  with  his/her supervisor. The complaining employee shall have  the option to have a  Shop

     Steward or committee member present. The COMPANY reserves the right to have a Shop Steward present in addition to  a committee person. If the complaint is not then resolved,  it may be submitted as a grievance in writing by the

     Grievance Committee or a Shop Steward to the Supervisor. Should differences arise between the COMPANY  and the UNION or any of  its members employed by the  COMPANY as to  the meaning and  application of the  provisions of this

     Agreement, or should any local trouble  arise in the plant, there shall  be no suspension of work on account of these differences. Decisions by any one of the following methods shall be retroactive to the date they took place:



     FIRST:    Between the Shop Steward of the department concerned and the

               Superintendent or Foreman of the department.



     SECOND:   Between the COMPANY and Bargaining Committee designated by the

               UNION.



     THIRD:    Between the Operations Manager or his representative and the

               UNION Bargaining Committee and representative of the UNION.



     FOURTH:   Failing  satisfactory  adjustment by  any  of the  above  means a grievance  involving  the interpretation  or application  of this contract  may  be  presented  by  either  party  to  the  Federal

               Mediation and  Conciliation Service and,  finally, such unsettled grievances may be submitted to an Arbitrator.



     In the event that  a time study dispute  is not resolved at  the Operations

     Manager's level  of the present  grievance procedure, the UNION  shall have the right to retain, at UNION  expense, an outside time study engineer  who shall be permitted by the COMPANY to view or study the operation in dispute for the  purpose of  advising the UNION  on the  disputed standards.  It is understood by the parties that following  the receipt of the report by  the

     UNION  from   its  Engineer  the   UNION  may  then  confer   with  COMPANY

     representatives other than the local  management through the offices of the

     COMPANY  Senior  Vice President  of  Human  Resources  for the  purpose  of attempting resolution at the pre-arbitration level. If the time study dispute is not resolved, then the matter may be appealed to an

     Arbitrator who must  be a qualified Time  Study Engineer to be  selected by mutual  Agreement. In  order to  facilitate  appropriate arrangements,  the

     UNION shall notify the COMPANY of the date on which its Time Study Engineer will appear  at least  two (2)  weeks in  advance. Disputes  and grievances involving questions outside the terms  of this Agreement shall, if mutually agreed, be settled by arbitration and  the Arbitrator shall be selected  as provided below.



B.  Unsettled grievances will be submitted to an Arbitrator from a panel of ten

    (10) mutually acceptable Arbitrators which list the parties shall draw up after the signing of this Agreement.  It is mandatory such list will be agreed to within ninety (90) days of the signing of this Agreement. This panel will be considered a permanent panel during the life of the Agreement and will provide Arbitrators for all cases occurring during that period.

    Selection of the Arbitrator for each case will be made by the random drawing of one of the ten (10) named Arbitrators. If the Arbitrator drawn is not available within thirty (30) days, another drawing will be made. If no

    Arbitrator on the list of ten (10) is available within thirty (30) days, the

    Arbitrator with the earliest available date will be selected.



C.   All  steps of  the Grievance  and Arbitration  Procedure must  be initiated

     (including selection of Arbitrator)  within sixty (60) days of  the date of grievance if filed,  or the grievance will be considered  resolved with the

     COMPANY's last answer.



     In the event it  is difficult to obtain a  hearing date because of  crowded

     Arbitrator  schedules, the  parties may  extend,  by mutual  Agreement, the sixty (60) day  limitation to accommodate to  the schedule of  the earliest available Arbitrator. Mutual Agreement will not be unreasonably withheld.



     The decision of the Arbitrator shall be final and binding.



     The parties  will pay the cost of their  own presentation in an arbitration case but will share equally the Arbitrator's fee.



D.   Arbitration of disputes involving standards require that the Arbitrator not only be skilled in  incentive work measurement, but also that  as a part of his/her experience/background, he/she has actually set incentive rates in a manufacturing operation. As proof that standards are adequate, the COMPANY is permitted to demonstrate their attainability by using an operator outside the U.F.W.A. membership.



     Prior to the time the demonstration takes place the UNION shall be afforded an opportunity to secure the services of a qualified Time Study Engineer with the necessary background to check the incentive effort of the operator to ensure the fairness of his/her performance measurement. The COMPANY shall not abuse this clause. Arbitrators are denied the possibility of compromising standards and are limited to accepting either the COMPANY or the UNION proposed standard on the basis of which most nearly conforms to the formula described in Article VI.



2.02 A specified period shall be agreed upon between the Bargaining Committee and the COMPANY for the presentation of written grievances, provided, however,

that matters pertaining to discharge or other matters that cannot be delayed until the time of the next meeting shall be presented immediately. Article XV,

Section A provides for Expedited Arbitration designed to ensure speedy resolution of certain grievances, including discharge and suspension of employees.



2.03 It is understood and agreed that when the Shop Steward or Bargaining

Committee presents a written grievance to the COMPANY according to the procedures outlined herein, for any reason or for higher rate or new wage rates for a job or operation, such increases shall be retroactive to the date the grievance took place. No demand for retroactive pay shall be made where it is physically impossible to calculate such pay. Unless otherwise agreed on by the

COMPANY and the Bargaining Committee, all grievances presented to the COMPANY in writing by the Bargaining Committee shall be mutually agreed on within one (1)

week, after which time Article II, Section 2.01 (A), third (3rd) step shall be invoked and completed within fifteen (15) days.



2.04 The employees shall perform the work as ordered by the EMPLOYER in accordance with the provisions of this Agreement.



2.05 No  action shall  be taken  affecting working  conditions of  the employees outside the term of the Agreement without consultation with the UNION.

ARTICLE III    BARGAINING COMMITTEE
- -----------



3.01

A.   The Grievance  Committee for the plant shall consist  of no more than three employees appointed by the UNION.



     1.   Wednesday afternoons  starting  at 2:45  p.m.  or any  other  mutually agreeable time shall be designated as the  time for the regular weekly grievance  meetings with COMPANY representatives. The COMPANY will not pay employees for time spent in this meeting. If overtime is scheduled and  the meeting  is concluded  prior to  the scheduled  overtime, the employees  will return  to  their  jobs and  finish  the remainder  of scheduled overtime if required by the COMPANY.

     2.   If the above meeting is scheduled by the COMPANY prior to 2:45 p.m.,

          the employees will be paid at average rate for the time spent in the meeting prior to 2:45 p.m.


B.   Any Union Steward shall have the right to visit departments other than his/her own for a maximum of twenty (20) minutes a day after notifying his/her department supervisor. The visits shall only be for the purpose of investigating or discussing legitimate grievances.



     Any UNION official shall have the right to visit the plant at all reasonable times and shall be accompanied by a representative of the

     COMPANY if the COMPANY so desires.



C.   It is understood  that when the COMPANY  calls a meeting of  the Bargaining

     Committee the expense of such meeting shall be borne by the COMPANY.



D.   It is understood that  any member of the Bargaining Committee  may, without loss of working time, call to the attention of the management any violation of an agreement previously concluded.  If the management cannot settle this grievance  according to  the  terms  of the  original  Agreement, then  the

     COMPANY  shall meet  with the  Bargaining Committee  and bear  the expenses thereof if the  meeting is prior  to 2:45  p.m. If the  meeting is at  2:45

     p.m., the COMPANY will not pay.

ARTICLE IV     HOURS OF WORK AND PREMIUM PAY
- -----------



4.01 Working Hours.
     -------------

A.   The  eight (8)  hour day  and the  forty (40)  hour week, Monday  to Friday inclusive, shall be established at the plant.



B.   Normal first shift schedule will be from 6:15 a.m. to 2:45 p.m.

     Normal second shift schedule will be from 2:45 p.m. to 11:15 p.m.

     Normal third shift schedule will be from 10:15 p.m. to 6:15 a.m.

     Flex (A)  Start 5:15 a.m. to 1:45 p.m.

     Flex (B)  Start 8:15 a.m. to 4:45 p,m.

     Flex (C)  Start 11:15 a.m. to 7:45 p.m.

     Employees may be required to start their normal shift two (2) hours early.



C.   These hours may be changed by mutual agreement between the parties.



4.02 Lunch Periods
     -------------

     Lunch periods will be scheduled as follows:

      1st Shift      11:00 a.m. to 11:30 a.m.

      2nd Shift       7:45 p.m. to 8:15 p.m.

      3rd Shift       2:15 a.m. to 2:45 a.m.

      Flex (C) Shift  3:15 p.m. to 3:45 p.m.



     These hours may be changed by mutual Agreement.



4.03 Rest Periods
     ------------

A.   There shall be a rest period of ten (10) minutes between the second (2nd)

     and third (3rd) hours and the sixth (6th) and seventh (7th) hours in each shift.



4.04 Overtime
     --------

     A. 1.     All work done on Saturday, up to eight (8) hours or  in excess of eight (8) hours in any  one (1) day, and in excess  of forty (40)

               hours in any one week, shall be paid at the rate of time-and-one-

               half (1-1/2).

      2.  Working hours will be based on an eight (8) hour time period which  is subject to being flexed for starting times for the first shift will be

          6:15  a.m. (normal),  5:15  a.m.  (flex), and  8:15  a.m. (flex).  The starting  times for  the second shift  will be 2:45  p.m. (normal) and

          11:15 a.m. (flex). Employee starting at 5:15 a.m., 8:15 a.m. and 11:15

          a.m. will receive  an hourly wage  premium for the  hours worked before normal shift starting times and ending times.

          Employees placed on flexed hours will be determined by seniority, and will be notified five calendar days in advance of the Company's intent of their placement on flex hours. Employees placed on flex hours are not subject to change of that status without five calendar days advance notice.

          Flex  Hours--employees  starting at  5:15  a.m.,  and 11:15  a.m. will receive an hourly wage premium of $.10 per hour for the hours  worked before normal shift starting and ending times.

          Employees shall be  informed, at the time of scheduling  of the length of  time they  are  expected  to start  their  shift early.  Employees required  to  work before  the normal  starting time  without advanced notice  shall receive time-and-one-half  (1-1/2) for all  hours worked before the normal starting time.



     3.   Double  time shall  be paid  for  all hours  over eight  (8)  hours on

          Saturday, and for all work performed on Sunday and Holidays.



B.   Employees working in excess of ten (10) hours on one shift shall be allowed twenty (20) minutes mealtime without deduction in pay.



C.   Employees required to work overtime will be so notified on the working day before the day of overtime except:

     1.   In cases of production emergency.

     2.   Quilt Machine Operators. Quilt Machine Operators shall be notified before lunch of the day overtime is to occur. When mutually agreed,

          the COMPANY and the UNION can meet to make further revisions to accommodate the needs. The COMPANY shall first seek volunteers to work the overtime. If there are not enough volunteers to provide the necessary amount of work, employees shall be required to work the overtime by rotating the mandatory overtime, beginning with the least senior qualified employees.

     3.   The Company will notify employees by 11:00 a.m. on Friday if they are required to work on Saturday. If asked after 11:00 a.m., it will be on a volunteer basis.

D.   Except for the plant security, continuous shift operations, emergency,

     maintenance or impaired customer service, the COMPANY will not require production employees to work in excess of ten (10) hours per day on Monday,

     Tuesday, Wednesday and Thursday and Friday. No Saturday work will be scheduled if ten hours are scheduled for Friday. In the event Saturday is scheduled, Friday hours will be limited to eight (8), provided however that:

     1.   No overtime will be required the day before a holiday.

     2.   Saturday work will not be mandatory during contract holiday weekends.

          Sunday and holiday work will not be mandatory.

     3.   An employee with  a reasonable excuse for not working  on a particular

          Saturday, may have the Saturday off with two (2) weeks advance written request to the COMPANY provided  that another employee is available to perform  the necessary work.  It is agreed  that no more  than two (2)

          employees per job skills area may exercise such option.

     4.   Rotation of overtime among qualified employees will be discussed between the Shop Steward and the appropriate Supervisor prior to giving notice to the affected employee.

     5.   Employees  shall  not  be  required   to  work  more  than  three  (3)

          consecutive Saturdays. Employees may be required to work all Saturdays during the  month  of  October.  Annual physical  inventory  shall  be mandatory for all employees who are assigned to work inventory.

     6.   Assignment of hours before the normal starting time shall be by group.

          A group  is determined by the manufacturing requirements in accordance with the production schedule.



          If it is necessary to require an individual to start early he/she will be  selected  on  a  voluntary  basis. If  there  are  no  volunteers,

          employees will be  assigned by a rotation of  seniority beginning with the least senior employees.



ARTICLE V      WAGES
- ---------

5.01 Hiring Rate and Progression
     ---------------------------

     Regardless of the job classification:

A.   The hiring rate for new incentive workers and day workers will be:

            8/1/95     8/1/96        8/1/97
            ------     ------        ------

            $6.75      $7.00         $7.25

B.   Each new employee shall receive an increase of thirty cents (30 cents) per hour every two (2) weeks until the  base rate for that particular Job

     Classification assignment is reached.



5.02 Wage Rates
     ----------

A.   The base rates for computing Standard Allowed Hours values  of incentive workers are as follows:

GROUP       DESCRIPTION    JOB                   8-1-95    8-1-96    8-1-97

JSA I       Matt Finish    Hogring                8.71      8.96      9.21
                           Tuft                   8.41      8.66      8.91
                           Close                  9.45      9.70      9.95
                           Material Handler      10.20     10.50     10.80

JSA II      Sewing         Flat Sew               8.41      8.66      8.91
                           Tack/Join              8.41      8.66      8.91
                           Material Handler      10.20     10.50     10.80

JSA III     Matt Pre-      Quilt Operator         8.51      8.76      9.01
            assemble       Border Machine Opr.    8.51      8.76      9.01
                           Slitter               10.66     10.96     11.26
                           Flat Cutter           10.66     10.96     11.26
                           Material Handler      10.20     10.50     10.80

JSA IV      Box Spring     Frame Assemb.          8.41      8.66      8.91
            Pre-Uph.       Staplers               8.71      8.96      9.21
                           Top Off                8.71      8.96      9.21
                           Material Handler      10.20     10.50     10.80

JSA V       Box Spring     Upholsterers           8.71      8.96      9.21
            Finish         United Packers        10.20     10.50     10.80
                           Material Handler      10.20     10.50     10.80

JSA VI      Maintenance    Mechanics         See Attached
                           Apprentices       See Attached

JSA VII     Ship. Recv.*** All Handlers          10.70     11.00     11.30

JSA VIII    Contourflex    Coil Operator          8.51      8.76      9.01
                           Countourflex Opr.      8.51      8.76      9.01
                           Baler                  9.64      9.94     10.24
                           Material Handler      10.20     10.50     10.80

JSA X       Janitorial     Janitors               9.49      9.79     10.09

The Inventory and General Shop Rate of
pay shall be:                                     9.80     10.10     10.40
per hour.

*   Incentive Base Rates
**  Receiving Clerk additional duties $.50/hour
*** Effective with this contract, base rates for hogringers who are presently skilled in closing will be increased to the closing rate. Going forward, the closing and hogring jobs will be combined in a split classification paid at the closing rate. Any new employees will be hired in the split classification.

B.    The COMPANY and the UNION agree to the establishment of four mechanic job classifications:

      1.  Master Journeyman-- new mechanic classifications with a $.50 per hour increase over journeyman's hourly rate.

      2.  Journeyman

      3.  Technical

      4.  Entry Level

      Each job classification will have its own wage rate.



      By joint committee the COMPANY and UNION will determine the mechanic job classification an individual will be placed in. All employees presently holding a maintenance mechanic job will receive their current rate of pay or their new job classification rate which ever is higher.


      The COMPANY agrees to provide maintenance mechanics a tuition reimbursement plan of one hundred percent (100%) for furthering their skills.

The COMPANY will pay the tuition cost upon successful completion of the studies.

The cost of books, equipment and tools will be the responsibility of the individual. The COMPANY also agrees to implement the apprenticeship program of the International Union of Electronics, Electrical, Salaried Machine and

Furniture Workers, AFL-CIO.


      The wage rates for the mechanics job classifications are:

                                             ANNIVERSARY DATES

         JOB CLASSIFICATIONS
                                      8-1-95   8-1-96    8-9-97

Entry Level                           14.05     14.35     14.65

After completion of 6 months          14.26     14.56     14.86

After completion of 12 months         14.46     14.76     15.06

Alter completion of 18 months         14.67     14.97     15.27

After completion of 24 months         14.87     15.17     15.47

Alter completion of 30 months         15.08     15.38     15.68

                                        ANNIVERSARY DATES
          JOB CLASSIFICATIONS
                                      8-1-95    8-1-96    8-9-97

  After completion of 36 months        15.28     15.58     15.88

  After completion of 42 months        15.49     15.79     16.09

  After completion of 48 months        15.69     15.99     16.29

  Technical                            15.71     16.01     16.31

  Fifth Year                           16.13     16.43     16.73

  Journeyman                           16.55     16.85     17.15

To be classified under the technical job classification an individual must possess: (one of the following)

*    twenty hours of college courses in machine shop technology, electrician,

     electronics, welding; or any other trade applicable to SIMMONS work environment.

*    or a certified job skill applicable to SIMMONS work environment.

*    or 4 years of approved work experience.

*    or be employed by SIMMONS and classified a maintenance mechanic  as of
                                                --------------------

     July 1, 1989.



     Quarterly, the joint COMPANY and UNION committee will meet to review progress of apprentices and the movement of individuals between job classification.



A.   Additional explanation of mechanic job classifications establish a fourth classification for mechanics:

     1.   Master Journeyman--possess all the skills and knowledge of a journeyman, plus additional expertise in electrical,

          mechanical, ability to train, lead others, and communicate with management and outside sources.

          Individual(s):        D. (Joe) Colbert

     2.   Journeyman

          Individual(s):        H. (Danny) Chan and A. Zarragoza

     3.   Technical

          Individual(s):        A. Hernandez and S. Fong

     4.   Entry Level

          Individual(s):        E. Munoz

5.03 Contract Rate for Incentive Workers
     -----------------------------------

                                    8-1-95  8-1-96   8-1-97
                                    ------  ------   ------

   All Incentive Workers             8.41    8.66     8.91

    The above  rates, or  actual incentive work  average hourly  earnings rates,

whichever is lower,  will be used wherever reference is made to "Contract Rates"

in this  Agreement. It is understood by  and between the parties  that the rates for payment of  "Contract Rates"  as shown  above, are  not to  be construed  as maximum earnings  rates. These  rates, or actual  incentive work  average hourly earnings rates, whichever is  lower, will also  be used to compensate  incentive workers for work performed other than those jobs on which the rate of the job is paid.



5.04 Wages
     -----

    Fifteen cents (15 cents)  per hour shall be  paid for second shift  work.

Fifteen cents  (15 cents) per  hour  shall be  paid for  third shift.  The third  shift shall receive a paid one-half(1/2) hour lunch.



5.05 Report-in Pay
     -------------

A.   Employees who report for work, and who have not been otherwise instructed on the previous day, shall be paid for a minimum of four (4) hours for such day.

B.   The COMPANY  will not  be responsible for  wage payments  for the  time not worked when  production is  interrupted because  of unforeseen  emergencies arising  from  conditions outside  of  the  plant.  In  the event  of  such emergency, the COMPANY and the UNION representatives shall meet immediately to determine any necessary change of work schedule.



5.06 Temporary Transfer
     ------------------

A.   A temporary transfer is defined as the movement of an employee from one position to another position. An employee shall not be reassigned positions more than two times in one day under the provisions of this article.

     Employees temporarily transferred shall be paid as follows:

     1.   Dayworkers who are temporarily transferred to another daywork position shall be paid at the base rate of their job or the base rate of the new job, whichever is higher.

     2.   Incentive workers who are temporarily transferred to another incentive position shall work on an incentive basis and be paid at the higher of the two base rates for that day's work.

     3.   Incentive workers who are temporarily transferred to a daywork position shall be transferred at the General Shop Rate (contained in

          Article 5.02).

     4.   Dayworkers who are temporarily transferred to an incentive position shall receive their piece work earnings or their daywork rate whichever is higher.



B.   An employee who is reassigned more than two times in one day shall receive his/her quarterly average until he/she returns to his/her primary job function. A return to the primary job function as the third move shall qualify the employee to receive his/her quarterly average.



5.07 Work Wait.
     ----------

     If for any  reason beyond the employee's control he/she is required to wait for a period of time amounting to twenty (20) minutes or more during any working day, he/she shall be compensated for all such lost time at his/her Contract Rate in accordance with Article V, Section 5.03 of this Agreement. If the time amounts to nineteen (19) minutes or less, he/she will not be eligible for payment. In all cases the time will be measured  from the time the employee notifies his/her Supervisor or, in the absence of said Supervisor, any other available supervisor. It is understood and agreed that any waiting time of two

(2) minutes or less will not be included in the  computation of total work wait time for the working day.


5.08 Computation of Incentive Average Hourly Earnings Rates.
     -------------------------------------------------------

A.   Incentive  work average  hourly earnings  rates shall  be established  on a calendar  quarter basis  and shall  change and  become effective  one month after the close  of each calendar quarter.  Such average will apply  in all cases where incentive work average hourly earnings rates are referred to in this Agreement. The four calendar quarters of the year shall be as follows:



             1st Quarter            January, February, March

             2nd Quarter            April, May, June

             3rd Quarter            July, August, September

             4th Quarter            October, November, December



B.   Incentive work  average hourly earnings  rates will not be  established for employees who have worked less than  eighty (80) hours as incentive workers in the preceding  quarter except  that employees  transferred to  incentive work during  the last  eighty (80) hours  of any  quarter shall  receive an incentive work  average rating. If  an employee has been  legitimately away from work because of illness, accident,  or on a leave of absence, and  has not been able  to establish an incentive work average hourly earnings rate,

     it is agreed that his/her incentive work average hourly earnings rate for the quarter preceding his/her absence will be carried forward until such time as he/she is able to return to work.



C.   Incentive work average hourly earnings  rates shall be computed by dividing the  sum of the number of hours in the calendar quarter worked on incentive work, worked at  average rate, and worked  at contract rate into  the total earnings  for said  hours worked  during  the calendar  quarter. The  total earnings  used in  the computation  of  the incentive  work average  hourly earnings rates  shall not include  vacation pay, holiday pay,  jury service pay, shift or overtime premium pay.



D.   Where  an incentive  worker  without  published  quarterly  incentive  work average hourly rate  is assigned to a  job without an incentive  work price he/she  will be  paid  at the  average  of  his/her incentive  work  hourly earnings rate for the preceding four (4) weeks.



5.09 Employees receiving higher wages or other benefits than herein provided shall not suffer any reduction in such wages or loss of any benefits by reason of the signing of this Agreement.



5.10 In no case shall any employee be paid less than the established rate of wages.



5.11 Payment During Treatment of Work Related Accident
     -------------------------------------------------

A.   In the event  an employee suffers an  industrial injury and is  referred to the medical office, outside clinic, outside hospital, or outside doctor for treatment during working hours, the COMPANY shall pay for the time spent in treatment  of such  injury at his/her  contract rate  if a  pieceworker, or his/her hourly rate if an hourly  worker. If the treating agency  certifies that  such  injured employee  is unable  to continue  work because  of such injury the COMPANY will pay for the balance of the eight (8) hours.



B.   If  the treating agency  requests a subsequent visit  for treatment of this injury  during working  hours, and  provided the  employee has  returned to work, the COMPANY will pay  for the time spent in this treatment  at either of  the above  mentioned  rates dependent  on whether  the employee  was an incentive worker or an hourly worker.

     1.   On the above date of this scheduled visit the employee must notify the

          Supervisor at the beginning of his/her shift as to the time the appointment is scheduled.

     2.   The employee will be clocked out in sufficient time to make the scheduled appointment.

     3.   When the employee leaves the treating agency's office, he/she will receive a release form that will show the completion time of the appointment.


     4.   Upon returning to his/her department the employee will present this form to his/her Supervisor and will be clocked back in for work.


C.   None of the sections of this paragraph are to be so construed that benefits will incur in addition to or pyramid on disability payments under Worker's

     Compensation Law.



5.12 Payment While Training Inexperienced Team Member
     ------------------------------------------------

     Where an experienced team member on  an incentive work operation is required to  train  an inexperienced  team  member  on  that operation,  the experienced employee will  receive his/her incentive work average hourly earnings rate for a period  equal to  one  half (1/2)  the established

Learner's  Curve period  for breaking in on  that job classification.  When the experienced  team member  has been working on incentive  work for less than the preceding  calendar quarter or has no  published average  rate,

he/she will  be paid  at  the average  of  his incentive work hourly earnings rate for the preceding four weeks.



5.13 Maintenance Mechanic
     --------------------

     Awarding of Maintenance Mechanic jobs through the Job Bidding Procedure will be limited to employees with the necessary aptitudes and skills as determined by the COMPANY.



ARTICLE VI     STANDARD ALLOWED HOURS (S.A.H.) SETTING FORMULA
- ----------



6.01 When it becomes necessary to establish an incentive worker rate on a new operation or a variation of an old operation, the following procedure shall be followed:



A.   The operator shall  be paid the average  hourly earnings rate for  such job until such time as an  incentive worker rate is submitted in writing by the

     COMPANY to the department  Shop Steward, Operator and Bargaining  Committee as provided in Paragraph D of this Section.



B.   If possible, normal production will be determined from standard task times,

     if available, or a time study  analysis shall be made of the operation  for the purpose of determining the normal hourly or daily production.

     1.  A  UNION representative  may  be present  when  the time  study  of an operation is being made.

     2.  Prior notice of the  time study of an operation shall  be given to the interested parties.

     3.  A time study shall  not be made until such job is  properly set up and functioning.



C.   The normal production expectancy  (S.A.H.) shall then be multiplied by  the base  rate as listed in Article V, Section 5.02, to determine the incentive earnings.

     1.  A normal hour or daily production shall  be defined as that  amount of production attained by a normal proficient operator working at a normal pace which may be consistently followed throughout the working period.



D.   A  written  description of  the  operation,  together with  the  time study results and incentive S.A.H., will  then be submitted by the COMPANY to the

     departmental Shop Steward, the Operator   or   Operators,  and   Bargaining

     Committee.



E.   Such  Standard  Allowed  Hours  shall   become  effective  immediately upon

     submission as provided above in Paragraph (A) and (D) of this Section.



F.   Complaints arising as to the accuracy  of any time studies shall be handled as grievances in accordance with Article II of this Agreement.



     1.  Any adjustments made as a result of such grievance shall be retroactive to the date the Standard Allowed Hour value was first submitted.



     2.  Complaints arising from  the procedure must be  submitted within sixty

         (60) days  on continuous operations, or within  thirty (30) production days on broken or short run operations.



     3.  No grievance on a time study will be recognized until the operation has been performed for forty (40) hours on continuous operations or eight (8) hours on short or intermittent runs.



6.02 Productivity
     ------------



A.   All employees who have completed the training program and who have qualified for incentive are expected to reach and maintain efficient
                                             -----     --------

     productivity levels.

B.   The withholding of productivity shall subject an employee to the following corrective disciplinary procedures:

     1. Verbal Reprimand

     2. Written Reprimand

     3. Suspension without Pay

     4. Discharge



C.   Base rate is intended as pay for one hundred percent (100%) effort. History indicates that  incentive employees'  plant average  pace is  approximately twenty-five percent (25%)  over base; consequently, the parties  agree that levels  of production below  the plant average will  be investigated by the

     COMPANY.



     1.   If  after investigation the COMPANY can  show, either through earnings of others or through a demonstration by supervisors, Simmons Institute for Technology and Education (S.I.T.E.) employees, or operators from a sister  plant that adequate  incentive opportunity exits,  the COMPANY

          will  have  proved  its   case  against  the  employee   charged  with

          withholding productivity.

     2.   Prior to the time  the demonstration takes  place, the UNION shall  be afforded an  opportunity to  secure the services  of a  qualified time study engineer  with the necessary  background to check  the incentive effort of the  operator to ensure the fairness  of his/her performance evaluation.

     3.   The COMPANY shall not abuse this clause.



D.   Employees who are marginal, i.e., who earn between base rate and one hundred fifteen percent (115%) may be removed from the operation at the discretion of the COMPANY.

     1.   Such employees may be placed in a job at which they can perform at an efficient level consistent with Section 6.03 below.

     2.   The COMPANY shall not abuse this clause.



6.03

A.   Individuals who consistently  fail to produce on an  incentive basis, i.e.,

     at one hundred fifteen percent (115%) of base or more, within the period of time provided  by the  COMPANY's Learner's Curves  or thereafter,  shall be removed from the  job on which they  are failing to remain  qualified. Such employees may then be  assigned to a job requiring less  dexterity or skill so that they may have an opportunity of being more successful in the future assignments.

     1.   In making such  assignments, the Bargaining Committee will  select the job to which the employee will  be transferred, but selection shall be limited to those jobs which are currently open.


          a.   If no such job is available, the employee shall be placed on layoff until an opening exists.


     2.   Employees with more than one  (1) year but less than five (5) years of service shall be limited to one (1) such transfer.


     3.   Employees with  more than  five (5) but  less than  ten (10)  years of service shall be limited to two (2) such transfers.


     4.   Employees with more than ten (10) years of service shall be limited to three (3) such transfers.


     5.   Subsequent  disqualifications will  subject  the employee  involved to termination of employment.


B.   Any  actions  taken under  this Section  are subject  to the  Grievance and

     Arbitration procedures in Article II of this Agreement.



ARTICLE VII  SENIORITY
- -----------



7.01 Purpose
     -------

     This seniority provision  has been developed to provide  an equitable means of enhancing  the "Make  To Order  System," providing the  COMPANY with  trained employees that are  responsive to production schedule variations  and to provide job security for senior employees.



7.02 Seniority
     ---------

A.  Definition:  An employee's unbroken service with the COMPANY in years,

    months, and days, since the employee's most recent date of hire. Seniority shall be established on a plant basis, and separately, within Core and Skill

    Group areas.



B.   If two  employees have the  same amount of  unbroken service,  the employee with the earliest hire date, will have the greatest seniority.



C.   Seniority List: The COMPANY will furnish the UNION with a seniority list on a  quarterly  basis,  and/or  on  the request  of  the  Chairperson  of the

     Bargaining Committee.

D.   Seniority shall govern in the following areas:

     1. Training

     2. Vacations

     3. Overtime

     4. Lay-offs

     5. Job Bidding

     6. Recall

     7. Job Shift

     8. Temporary Transfer

     9. Reduction of Hours

    10. Furlough



E.   As described  in various sections of the contract,  none of the language in this section  will change the  governing of seniority in  other sections of this contract.



     If there is a  conflict in any of these  areas, the COMPANY and UNION  must meet to seek a solution of the conflict.



7.03 Job Skills Area
     ---------------



A.   Due to the similarities of positions, the parties  have agreed to establish the following Job Skill Areas:



              JSA I           Matt Finishing

              JSA II          Sewing

              JSA III         Matt Pre-Assemble

              JSA IV          Box Spring Pre-Uph

              JSA V           Box Spring Finishing

              JSA VI          Maintenance

              JSA VII         Shipping/Receiving

              JSA VIII        Contour-flex(R)

              JSA X           Janitorial



B.   All employees will be assigned a primary job function, individual position,

     and  their corresponding  wage rates  are  contained in  Article V,  Wages,

     Section 5.02.

C.   Except for the application of the job bidding procedure, other applications of seniority, such  as new hirings, lay offs, recalls, and job transfers in one  Job Skill Area will not affect or  be affected by those in another Job

     Skill Area unless otherwise provided.



7.04 Core Group
     ----------

A.   The  definition  of  "Core  Group"  is  the   versatile,  skilled  manpower

     combination required to produce in  eight (8) hours the production schedule mandated by the incoming customer orders. An employee  shall become part of the  "Core Group,"  by possessing  five (5)  years of  seniority  and being currently capable of delivering the  skills and talents required to satisfy the present production schedule.



     The  parties recognize the need to  satisfy the customer demands which vary on a day-to-day basis; consequently, specific manpower will vary, depending on  incoming customer  orders,  product  mix,  technology,  versatility  of employee skills, as well as customer made to order demands. These variables will be considered by the Productivity/Training Committee described in 7.05 below as  well as  in  the decisions  required by  7.07  Lay Off  and  7.09

     Reduction of Hours below.



     The  "Core Group"  is designed  to be  flexible to the  extent that  as the schedule varies, the  "Core Group" employees shall be  qualified to provide the quality and service required.  "Core Group" employees shall be provided first  opportunity to  be trained  in  other job  skills so  as  to protect

     his/her   "Core   Group"   status  as   described   in   7.06   below.  The

     Productivity/Training Committee as referred to in 7.05 below, shall use the following manning  schedule  as a  guideline  when selecting  "Core  Group"

     employees for additional training.

                             MANNING SCHEDULE GUIDE

                  PRODUCTION SCHEDULE (PIECES PER DAY AVERAGE)

                           1000        800        600
                           ----        ---        ---

JSA I
HOGRINGERS                   14         10          8
CLOSERS                       7          5.5        4
TUFTERS                       1          1          1
SUPPORT TECHNICIAN            2          2          2
                           -----       -----      -----
  SUB TOTAL                  24         18.5       15

JSA II
FLAT SEWERS                   6          5          4.5
QUILT SEWERS                  3          2.2        2
BECHNIK/CONVEXCO              2          1.5        1.5
QUILT REPAIR                  1           .5        1.5
SUPPORT TECHNICIAN            6          5          4.5
                           -----       -----      -----
     SUB TOTAL               18         14.5       14

JSA III
QUILT MACH OPER               9          7          5.5
UNTD BOARDER
MACHINE OPER                  2          1.5        1
ANDERSON CUTTER               1          1          1
ROLL SLITTER                  1          1          1
FLAT CUTTER                   2          1.5        1
QUILT CHANGE OVR              2          1.5        1
                           -----       -----      -----
     SUB TOTAL               17         13.5       10.5

JSA IV
FRAME ASSEMBLERS              2          1.5        1
STAPLERS                      4          3          3
TOP OFF                       4          3.5        3
SUPPORT TECHNICIAN            1          1          1
     SUB TOTAL               11          9          8

                           1000        800        600
                           -----       -----      -----

JSA V
BOXSPRING UPHOL               6          4          3
SUPPORT TECHNICIAN            3          2          2
PACKERS                       2          2          2
                           -----       -----      -----
     SUB TOTAL               11          8          7

JSA VI
MAINTENANCE                   5          5          4

                           -----       -----      -----
GRAND TOTAL                  86         68.5       58.5

     The above manning schedule is intended to be used as a guideline for the purpose of protecting senior employees to the greatest extent possible consistent with customer service and COMPANY profitability. To that end, the

Productivity/Training Committee will use the above manning charts as a guide to satisfying employee seniority and job security needs, without sacrificing customer demands or COMPANY profits. Critical elements in the consideration will be product variations, e.g., Pillow Tops and SLP'S, product mix, changing technology and consolidation of jobs.



     Establishment of New Classifications
     ------------------------------------

B.   In the event it becomes necessary to establish a new classification,

     the COMPANY and the UNION shall meet for the purpose of discussing the rate for such classification.


     The COMPANY and the UNION, in an attempt to reach an understanding shall take into consideration similar classifications in the plant previously or presently in existence.


     The COMPANY will assign a temporary employee at his average rate to the new classification who shall perform the operation until such time as a rate is developed.  When the rate of the classification is agreed upon or resolved as provided above, the job will be filled in accordance with the contract.


     If the parties cannot agree using the above procedure, the grievance and arbitration procedure in the contract will be followed.


7.05 Productivity/Training Committee
     -------------------------------
     A.  All employees who are cross trained will be given a two-hour transition period at his or her average whenever moved to any of the job skills which they have been cross trained. This transition pay will be given once in a three-month period.



     B.   A four member training committee shall be established immediately. The

          Committee  shall be  made up  of two  Company representatives  and two

          Union representatives.



     C.   The Committee shall meet at least once each quarter to determine which employees need further training to avoid a lay off.

D.   Additional  Productivity/Training  Committee  meetings  may  be  held  when necessary at the  request of either party. The requesting  party shall bear the expense.



E.   The first  Productivity/Training Committee Meeting  shall be held  no later than three (3) working days after the acceptance of the Agreement.



F.   The  initial  Productivity/Training  Committee  meeting  and any  regularly scheduled monthly  meetings  will be  at  the expense  of  the COMPANY  for

     COMPANY employees and the expense of the UNION for UNION employees.



7.06 Employee Training
     -----------------


A.   The  parties agree  to  favor training  of  senior employees  so that  when reduction in manpower is required, the most senior will be retained because they have the  skills needed to satisfy customer requirements.  It is also,

     in the interest  of the parties to  provide opportunity to the  most senior employees  who  desire  to  improve  their  income  when  and  if  customer

     requirements   mandate  an  increase   in  the  production   schedule.  The

     "Productivity/Training Committee" will meet from  time to time to determine the number and identity of the senior employees seeking such training.



     In  the event the most senior candidate or candidates refuse selection they must sign a formal waiver form,  indicating such, whereby the committee has no  further obligation  to  again offer  the  same job  opportunity to  the refusing candidates.



     It is the intent of  both the COMPANY and the UNION to  train dayworkers on critical incentive  jobs so as  not only to  provide a bank  of substitutes when needed but also a bank of critical skills when the production schedule increases.  This section is  not intended to  allow other sections  of this

     Agreement to be abused.



B.   Employee training for lay off avoidance shall occur as follows:



Step I Core Group Employees @ 800 Pieces of Bedding
       --------------------------------------------


A.   Employees who would  be subject to lay  off at the production  level of 800 pieces shall be trained within six (6)  months after selection, for lay off avoidance. Training on individual jobs  will be consistent with established learning curves.

     B.   Eligibility   for  Step  I   training  shall  be   determined  by  the

          "Productivity/Training Committee" at its first meeting.



Step II Core Group Employees @600 Pieces of Bedding
        -------------------------------------------


     A.   Employees who would be  subject to lay off at the  production level of

          600 pieces shall be trained within six (6) months after selection, for lay off avoidance. Training on individual jobs will be consistent with established learning curves.



     B.   Determination of eligibility for Step  II training shall be determined by the "Productivity/Training Committee" at the 2nd quarter meeting,



Step III Core Group Employees @ 400 Pieces of Bedding
         --------------------------------------------


     A.   Employees who are members of the "Core Group" and would be  subject to lay off at  the production level of 400 pieces shall be trained within six (6)  months after selection.  Training in individual jobs  will be consistent with established learning curves.



     B.   Determination of eligibility for Step III training shall be determined by the  "Productivity/Training Committee"  in the  second year  of the

          Agreement.



Step I Training Review
       ---------------


     A.   The  Productivity/Training  Committee  shall  continuously review  the seniority list to determine training requirements necessary due to the ever  changing work  force. Employees  trained in  Step I shall  be by

          Agreement of  the Productivity/Training Committee.  Training shall  be

          completed  within  six   (6)  months  after  selection.   Training  on

          individual jobs will be consistent with established learning curves.



     B.   An employee  has  the  right to  refuse  training as  offered  by  the

          Productivity/Training Committee.  When an  employee refuses  training,

          he/she  shall  be  subject  to  lay off  in  accordance  with  his/her seniority as provided by Section 7.07.



     C.   Once an employee has started training he/she shall not be laid off due to the incomplete  training, if the completion of  that training would allow him/her to displace a less senior employee.

     D.   An employee  in training shall be paid the  rate of the job while training. Piece workers shall be guaranteed the base rate for the length of the Learner's Curve.


     E.   Cross training will be done as needed as time permits during slow periods.


7.07 Lay Offs
     --------

     A.   In the event of a reduction in the work force, employees shall be laid off by Job Skills  Area. Employees with the  least seniority within  a

          Job  Skills Area shall  be laid off first  provided that the remaining employees possess  the job  knowledge and skills  to perform  the work required within the  Job Skills Area. Senior  employees not possessing the required  knowledge of the  job function shall  be subject  to lay off.



     B.   Employees being laid off shall be notified two (2) working  days prior to the lay off.



     C.   Employees subject to lay off shall have the following rights:

          1.  a. Displace any employee with less seniority provided he/she can do the job without further training.

              b. Elect to take a lay off instead of replacing a less senior employee. The COMPANY will not contest the employee filing for unemployment benefits if he/she exercises the lay off

                 option.

          2.  If the laid off employee is not recalled within twelve (12)

              months from the day of lay off, the employee shall be

              terminated.



     D.   In order to eliminate the shifting of older employees, a new  employee shall, for one (1)  year, according to hiring  date, be available  for transfer,  to any Job  Skill Area needed by  changes in the production schedules.



     E.   The  COMPANY will not break the  continuity of service of any employee who has  been laid off, due to reasons  beyond his/her control, if the employee returns to work within twelve (12)  calendar  months (one (1)

          year). Employees who  are absent for illness or  accident shall notify the COMPANY that day, except under extenuating circumstances.

F.   Recognized Shop  Stewards shall  have super seniority  for the  purposes of this section. The UNION must periodically and regularly provide the COMPANY with an up-to-date list of Shop Stewards.



G.   Lay offs shall be conducted in  the presence of a UNION Representative.  It is  the responsibility  of the  UNION  Representative to  notify the  UNION office as to the results of the meeting.



7.08 Furlough.  In order  to provide a more reasonable work  schedule for senior
     ---------

employees  when  hours are  shortened  due  to  lack  of orders,  the  plant  or operations  manager will  have  the  responsibility of  placing  on furlough  by classification those  junior employees  who are  not  needed to  fill the  daily production schedule. The furloughed employees will be placed on surplus labor so as to make them eligible for unemployment benefits during  such furlough period,

if otherwise eligible. It is understood that a furlough may be for any length of time provided such does not exceed four  (4) continuous weeks at any given time,

unless the furlough occurs on the first work day of a given month, in which case the  furlough  cannot  exceed three  (3)  consecutive  weeks. For  recordkeeping purposes, the  business manager for Local 262, AFL-CIO  will be notified of such furlough by letter signed by the involved plant or operations manager.



In  the event variation  in customer demands  requires employees  to return from furlough  earlier than announced, such  return shall be  by seniority unless the senior employees are unavailable. In such  event, the COMPANY liability shall be limited to  notification to  the UNION that  such employee  either could  not be reached by  telephone or was  unavailable because of other  commitments. Because

State  Unemployment  rules pay  reduced benefits  for partial  unemployment, the plant or operations manager will project furlough time in multiples of  five (5)

working days. Any furlough can be triggered at any day of the week. For example,

if a holiday falls  on Tuesday, the  COMPANY will declare  the furlough to begin

Wednesday and  continue through  for a continuous  minimum of  five (5)  working days.



7.09 Reduction of Hours
     ------------------

A.   In order to retain qualified employees, the parties agree that a reduction of hours may be more equitable rather than to lay off employees.

B.  When a reduction of hours is necessary, the reduction of hours shall be within Job Skills Areas as outlined in 7.03. Hours within the Job Skills

    Area shall be shared as equally as possible.  Senior employees shall have the first choice of either working or reducing their hours. Should senior employees not volunteer, the least senior employees shall be required to reduce their hours first.



C.   When further  retrenchment necessitates a  general reduction in hours  to a level between thirty  (30) and forty (40) hours  per week, adjustment shall be made in such a manner that each and every employee in his/her respective

     Job Skills Area receive a just and equal share of work as long as reduction in work per employee does not fall below a minimum of thirty (30) hours per week.


     1.   The COMPANY retains the right at all times to do necessary maintenance work regardless of the number of hours worked.



D.   If work falls  below thirty (30) hours  per week, the COMPANY  shall reduce the plant work  force in accordance with  Section 7.07, to maintain  thirty

     (30) hours per week for the remaining force.



E.   In the  event that there is an  increase in work above the  level of thirty

     (30) hours per week,  the COMPANY agrees to recall  additional employees by

     Job Skill Area.



F.  The parties agree that the above provisions shall not apply under the following conditions:

    1.  A temporary reduction in hours to less than forty (40) but more than thirty (30) may be made provided that during the third (3rd) week of reduced hours it is determined that such reduction is to continue and steps are taken to adjust the number of hours and employees.  This adjustment is to be effective not later than Monday of the fourth (4th)

        week.

    2.  When there is in effect a reduction in hours per week and it becomes necessary to increase hours in certain Job Skills Areas in order to provide prompt service to customers, the hours may be temporarily increased to, but no more than, forty (40) hours per week for a period of not longer than three (3) consecutive weeks.

    3.  In the event that the general level of hours worked shall remain less than forty (40) hours per week for more than two (2) continuous months the parties hereto agree to renegotiate at the request of either party the terms of Section 7.08.

    4.  It is also understood that where mutually agreed upon between the

        COMPANY and the Bargaining Committee, individuals may be laid off without regard to their seniority rights or rating.



G.  Work Sharing Program
    --------------------

    Production   employees  will  be  assigned  to  the   following  six groups:

    Mattress, Box Springs, HMB, Mechanics, and General (shipping, receiving and janitorial).



    Administrators for  this program will  be the Plant  Human Resources Manager and the UNION Chief Steward.

H.  In the case of a dispute pertaining to who should work on the night shift or on the third shift, plant seniority shall be the deciding factor.



I.   Any employee assigned to an inspectors' job shall demonstrate his/her capability to perform the work satisfactorily.

     1.   Seniority shall govern in the selection of inspectors where there is equal ability.

     2.   Any dispute over who shall be assigned the job shall be mutually resolved between the UNION Committee and the COMPANY.



7.10 Open Positions. When a vacancy occurs or a new position is created, the
     ----------------

position shall be filled in the following order:

A.   Recall From Lay Off
     -------------------

     1.   The  most senior  employee who  can  perform the  job without  further training shall  be recalled from lay  off and placed  in the position.

          The employee should retain rights to his/her laid off position for one year  from  the  day of  the  lay  off. This  placement  shall  not be considered a job bid.



B.   Job Bidding
     -----------

     1.   In the event that there is not an employee on the recall list who can perform the job without further training, the COMPANY shall post the position on the bulletin board for 48 hours.

     2.   The COMPANY will accept a bid by a UNION officer for someone on vacation or lay off.

     3.   The COMPANY will review the applications from the employees who have submitted their names for consideration and fill the job opening by transferring the applicants, if any, on the basis of plant seniority

          (min. 1 yr.) and ability to perform the job.

          Because of the delays inherent in successive job openings, the COMPANY may elect  to fill, without  posting, job vacancies resulting from the assignment of an applicant to the job originally posted.

     4.   Any employee  transferred pursuant to  the above shall,  if qualified,

          remain on that  job for a period  of twelve (12) months  before having the  right to  bid on another  job vacancy.  In the  event the  job is discontinued  before  the successful  applicant completes  twelve (12)

          months on the job, he/she may bid on another vacancy.


     5.   Any employee transferred pursuant to the above and who fails to attain a satisfactory level of progress  on his/her new assignment within the normal limits of  the COMPANY's established experience  factors,  will be given the opportunity to qualify for an open job within the plant.



7.11 Personnel Action
     ----------------

     A.   The UNION shall receive written notice of all transfers, disciplinary actions, new hires, terminations and lay offs.



     B.   The UNION shall be provided with a seniority list upon request.



7.12 Job Skills Area  Phase Out.   It is further agreed  that if any of  the Job
     ---------------------------

Skill Areas are phased out or closed down permanently, the employees affected by such permanent closing will have the following options:

     1.   In the event a Job Skill Area  is permanently phased out, the employee so affected  shall have the  right to replace any  employee within the

          Job  Skill  Area  with less  seniority  provided  he/she  is qualified

          (without further training) to perform the job.

     2.   In the event the affected employee cannot or does not exercise the above options, such employee shall have the right to choose an open job or exercise his/her plant seniority over the equivalent number of employees in the plant with less plant seniority.



ARTICLE VIII
- ------------



8.01 Leave of Absence
     ----------------

     A.   Personal leaves of absence shall be granted to employees for a period of 30 days increments on mutual consent of Company and Union each thirty (30) days. Leaves of absences as
          referred to in this paragraph shall not exceed a total of 12 months.

          Employees shall continue to accrue seniority during the period, but will only be paid for the first (1st) holiday following the beginning date of leave.



     B.   Employees shall be granted leave without deductions from pay for the purpose of voting on election day, in accordance with the laws of the

          State of California.

          1.   A schedule for this leave shall be drawn up by mutual Agreement.



     C.   Any employee who has been on the payroll one (1) year or  more will be entitled to receive three  (3) days off with pay in  the case of death in  his/her immediate family  (husband, wife, natural  mother, father,

          brother,  sister, children,  step-mother, step-father,  step-children)

          upon presentation of evidence of the above.



     D.   The COMPANY will  grant emergency leave  without pay for the  death of other relatives, or for attendance of a relative's funeral.



8.02 Jury Duty
     ---------

     A.   The  COMPANY will  make up  differential  in pay  for those  employees called for jury duty, providing the employee was scheduled for work on that day, as follows:

          1.   Incentive  workers -  Eight (8)  hours at  average rate  less pay received for jury duty.

          2.   Dayworkers -  Eight (8) hours  at hourly rates less  pay received for jury duty.



     B.   In no event will overtime be paid because of jury duty.



     C.   In order  to qualify for jury duty pay  the employee must give advance notice of reporting to jury duty and bring in to the  COMPANY a signed statement  from the Court  Clerk showing the  amount of  time spent on duty and the pay received.



     D.   Those reporting for  jury duty and who  are excused in time  to report for their regular work for a minimum of three (3) hours shall do so or forfeit any pay for those hours.

          The month  for which  the contribution is  due is  referred to  as the

"benefit  month"  and the  month  immediately  preceding  the benefit  month  is referred to as the "wage month". The employer shall each and every benefit month make the  following monthly contribution to the FUND  on each and every eligible employee who elects benefit coverage.

      Effective 11/1/94
      -----------------

      UIU PLAN                           COMPANY   UNION     TOTAL
      --------                           -------   -----     -----

      Single                            $ 200.76 $ 25.24   $226.00

      Single Plus One                     363.13   43.87    407.00

      Family                              469.58   60.42    530.00

      DENTAL PLAN                        COMPANY   UNION     TOTAL
      -----------                        -------   -----     -----

      Single                              $ 6.30    $.70    $ 7.00

      Single Plus One                      13.50    1.50     15.00

      Family                               18.00    2.00     20.00



         The Employer and  the Union agree that  in the event of  an increase in the above stated premiums  in 1995 and 1996,  the company and the employee  will share proportionately in  the increase up  to 6.5%  (percent) each year  at the same percentage of  premium. Should  either plan  premium increase  exceed  6.5%

(percent), the Company and  the Union reserve the  right to review the  plan and mutually determine  continuation of  the plan  or replacement  of the plan  with another plan offering comparable coverage.



13.03 - ELIGIBILITY

          Eligible employees  are all  full-time employees  employed within  the

Union's Bargaining  Unit who have completed thirty (30) days employment prior to the first calendar  day of the  Benefit Month. The  term also includes  eligible employees who did not work at all during the wage month for any of the following reasons:

ARTICLE IX     PAID VACATIONS
- ----------

9.01      The following vacations shall be granted annually during plant vacation period for the duration of the Agreement to employees who are on the active COMPANY payroll (active employees are defined as employees who worked at least 1000 hours in the previous calendar year) at the time the vacation is granted:



A.   Employees who have between one (1) and three (3) years of service shall be entitled to one (1) week of vacation.



B.   Employees who have more than three (3) years but less than eight (8)

     years shall receive two (2) weeks of vacation.



C.   Employees who have more than eight (8) but less than eighteen (18)

     years shall receive three (3) weeks of vacation.



D.   Employees who have more than eighteen (18) shall receive the seniority bonus.



E.   Employee hired on or before December 01, 1983 shall receive the seniority bonus after 15 years of service.



F.   All active employees with twenty-five (25) years of service or more,

     employed as of November 30 of that year, will receive in December pay for a fifth week of vacation.



9.02      The COMPANY retains  the right to determine whether  vacations will be staggered on  the basis of  preference by seniority consistent  with operational needs during  the period January 1 through December 31, or on the basis of plant shutdown. In the event  of plant shutdown, the COMPANY has the right to continue operating the Shipping  Department as well as manning  those functions needed to maintain satisfactory customer service.



9.03



A.   Plant closing for remaining vacation purposes may be determined by the

     COMPANY at any time during the calendar year.

     1.   In determining crews during a plant closing the COMPANY will ask for qualified volunteers.

     2.   Should there  be an inadequate  number of volunteers the  COMPANY will select its manpower from the least senior qualified employees.

     3.   Those  who work  during  a plant  closing may  select  vacations on  a seniority basis.



9.04

A.   Vacation schedules for the coming year will be determined during the preceding November/December.



     1.   Vacations will be staggered throughout the year and selections for specific time will be by job classification and seniority within Job

          Skill Area, as approved by the Employer.



     2.   The COMPANY reserves the right to allow only two (2) weeks at one time and the balance of vacation due at another time. Consideration will be given to justifiable requests by  employees eligible for more than two

          (2)  weeks vacation that additional time be granted consecutively with the initial two (2) weeks. Employees may split their vacation into one

          (1) week segments.



     3.   Employees  shall indicate,  in  writing,  on a  form  provided by  the

          COMPANY,  their preference for vacation  during the month of November.

          Once  finalized,  the  COMPANY  will  post  the approved  schedule  by

          December 31.



     4.   Up to five (5) days of vacation may be held and scheduled one day at a time with two weeks notice and approval.



     5.   Due to  production needs,  the COMPANY shall  be able  to set  certain restrictions on the number of employees allowed off at one time.



9.05      An employee  eligible for a seniority bonus may  take a fourth week of vacation in  lieu of the  seniority bonus during  the months of  December and/or

January provided  that production  requirements so permit  as determined  by the

COMPANY.



9.06

A.   Employees terminated for any reason, laid off, or out of work on a personal leave of absence shall receive prorated vacation based upon number of days worked divided by 260.  Employees, employed less than one (1) year are not eligible for pro-ration.



B.    Vacation hours of pay will be established on the basis of the employees'

      average number of hours worked during the preceding quarter.

      1.  It is understood and agreed that his/her weekly average will not be less than forty (40) hours nor more than forty eight (48) hours times his/her average straight time hourly earnings rate.

      2.  Employees shall receive the shift premium in computing vacation pay.



C.   Vacation pay shall be payable on the Friday preceding the vacation period of the individual.



D.   UNION  officers and  delegates to  UNION conventions  shall not  suffer any reduction in their average hours  worked for purposes of computing vacation pay.



9.07      Employees will not be required to work the Saturday immediately preceding their vacation unless they volunteer to do so.



9.08      If the COMPANY forces early vacation selection, the employee will receive full eligibility even though his/her anniversary date falls later in the year.



9.09      The COMPANY agrees to pay all vacations and holidays at the employee's previous quarter's average rate, even in the event of temporary transfer.



9.10      In the event  the COMPANY  closes the  plant for  two (2)  consecutive weeks  of vacation,  those employees  who  are not  eligible for  two  (2) weeks vacation will be  considered for work as part  of the skeleton crew.  If they do not so work, the COMPANY will not contest their right to file for unemployment.

ARTICLE X      PAID HOLIDAYS
- ---------

10.01

     A.   It  is mutually agreed that twelve  regular holidays with pay shall be observed  annually. All  employees working  on a  daywork basis  shall receive  pay at  straight  time rates  for eight  (8)  hours, and  all employees working  on an  incentive basis shall  receive pay  at their respective published average hourly earning  rate for eight (8)  hours for the following holidays when not worked:



                  New Year's Day         Washington's Birthday

                  Good Friday            Day After Easter

                  Memorial Day           Independence Day

                  Labor Day              Thanksgiving Day

                  Day After Thanksgiving Day Before Christmas

                  Christmas Day          Day Before New Year's Day



          *It is  agreed that Veteran's can take  off Veteran's Day without pay.

          The Company must be notified by September 1, if an employee wants that day off.  It is also agreed that  an employee each year  who worked on

          November 11, (Veteran's Day) has earned holiday pay for the Day before

          New Year's Day.



          Incentive workers who  do not have a  published rate will be  paid the base rate. Employees  required to work on the above  holidays shall be paid  double time  in addition  to the  compensation provided  in this

          Section. Employees will receive the shift premium in computing holiday pay if otherwise eligible.



     B.   When a holiday falls on a  Saturday, it shall be celebrated on  either the preceding Friday,  or the following Monday,  or some other day  as mutually agreed upon by the COMPANY and the UNION.



     C.   Any of the  above holidays that  fall on Sunday  shall be observed  on

          Monday,  which shall then be  considered a holiday  under the terms of this Agreement. All holidays prescribed  in Article X will be observed in conformance with the Federal Law.

     D.   If one or part of the above holidays occurs during a  vacation period,

          the employee shall be compensated in accordance with Article X Section

          10.01, in addition to his/her regular vacation pay.



     E.   It  is agreed  that  if an  employee is  absent  from his/her  regular scheduled work  day before  and/or following  a regular paid  holiday,

          without  the COMPANY's permission,  he/she shall  not receive  pay for that holiday,  except in  cases of illness  or accident.  Any doubtful cases are to be settled according to Article II, of this Agreement. It is further agreed that if an employee is laid off within the preceding five working days before a regular paid holiday, he/she shall receive pay for that holiday, In the event  of illness or accident causing the employee to  be away from work thirty (30)  days or more, the employee shall  receive pay  for  those  paid holidays  which  fall within  the initial  thirty (30)  day period,  or if  there  are no  paid holidays within the thirty (30) day period,  the employee shall receive pay for one (1) paid holiday occurring during illness or accident lasting more than thirty (30) days.



     F.   To be eligible for  holiday pay employees  must have been employed  by the COMPANY thirty (30) days.



     G.   Except for plant  security, continuous shift operations,  emergency or maintenance, the COMPANY will not require production employees to work on Saturday  when the following  Monday is  a paid  holiday as  listed under Section 10.01, Paragraph A.



ARTICLE XI     MILITARY CLAUSE
- ----------



11.01

A.   Any  employee  drafted  for  military   service  and/or  any  employee  who

     volunteers for  military service shall  be reemployed  with full  seniority rights in accordance with  Federal and State laws at the  time the employee requests reemployment.

B.   The  employee shall  have to  fulfill all provisions  of the  law regarding his/her right to qualify under Federal and State laws.



ARTICLE XII    INSURANCE PROGRAM
- -----------

12.01

A.   The  COMPANY agrees  to the continuance  of the  insurance program  for the benefit  of its  employees covered  by  this Agreement,  such insurance  to include group  life insurance,  group accidental  death and  dismemberment,

     medical reimbursement benefit, surgical  benefit, hospitalization benefits,

     and dental care.



     1.   Such  insurance  will be  purchased  through and  administered  by the

          United Furniture Workers Insurance Fund as established by an Agreement and Declaration of Trust  in the State of New  York and dated May  28,

          1944.

     2.   The  COMPANY will remit  to the Insurance  Fund a sum  equal to 14.25%

          effective August 1, 1995, 14.50 % effective August 1, 1996  and 14.50%

          effective August 1, 1997, of the gross payroll of employees covered by this Agreement for the purpose of paying premiums on said insurance.

          Employee contribution will be:



               1st contract year ending 8/1/95    $15.00 per month

               2nd contract year ending 8/1/96    $15.00 per month

               3rd contract year ending 8/1/97    $15.00 per month



B.   It is further agreed that premium payments by the COMPANY for its employees shall be made  for the purpose and administration of  insurance for SIMMONS employees who are members of U.F.W.A., Local 262, and in the event that the contributions are not used for the  benefit of said employees, the  COMPANY shall withhold any further payments  into the designated insurance fund and shall  immediately negotiate with  the accredited representatives  of Local

     262 as  to  the  disposition  of  contributions of  the  EMPLOYER  and  the continuance  of insurance  coverage.  Any  insurance  plan  effected  shall conform to all applicable State and Federal laws.



C.   If an  employee is off work for an industrial injury for a period in excess of  one (1) month and no  contribution is owed because  of a lack of earned hours, the COMPANY will nevertheless
     make one (1) monthly  contribution in his/her behalf based  on his/her last working month's earnings.



D.   If an employee is  out on layoff  over thirty one (31) days,   the  COMPANY

     will make  one (1)  payment to  the U.F.W.A.  Insurance Program  on his/her behalf based on the employee's previous month's earnings.



E.   Employees may purchase life  insurance at the rate of sixty-five  (.65) per thousand ($1,000)  up  to a  maximum  of five  thousand  ($5,000) for  this contract period (8/1/95 through 7/31/98).



ARTICLE XIII   PENSION
- ------------



13.01

A.   Effective  August  1, 1995  the  COMPANY  shall  contribute to  the  United

     Furniture Workers Pension Plan A,  one-and-one-quarter percent (1-1/4%)  of the gross payroll of employees covered by this Agreement for  this contract period (8/1/95  through 7/31/98) for  the purpose of pension  benefits. The parties  agree, however,  that the  coverage of  a newly  employed employee should not begin  until the first day of the first calendar month following the  expiration  of  twelve  (12)  months from  the  commencement  of  this employment. In calculating  the contribution due for the  first twelve (12)

     months of coverage,  his/her total gross earnings for  the entire preceding twelve (12) months shall be  considered. Thereafter, the employer will make contributions each calendar month.



B.   Employees shall participate in the SIMMONS COMPANY Employee Stock Ownership

     Plan as provided by the plan. Participation in the Employee Stock Ownership

     Plan shall be effective on October 1, 1989 as provided for by the Plan.



ARTICLE XIV    MANAGEMENT RIGHTS CLAUSE
- -----------



14.01


A.   The UNION agrees that the MANAGEMENT of the COMPANY and the direction of the working force shall be in the sole discretion and is the sole responsibility of the COMPANY.

     It  further  agrees that  all  rights,  powers,  authority, privileges  and prerogatives not expressly abridged or modified by the Agreement including,

     but not  limited to, those  exercised unilaterally  by the  COMPANY in  the past, are  reserved to  the COMPANY  to exercise unilaterally  in its  sole discretion without  regard to any  effect upon the working  force; however,

     such rights shall not be exercised arbitrarily or capriciously.



B.   Without in any way limiting the  generality of the foregoing and solely  by way  of example,  the COMPANY  may,  in its  sole discretion  and judgment:

     determine  the number  and location  of  plants, departments,  divisions or subdivisions thereof; relocate  or close plants, departments,  divisions or subdivisions  thereof;  discontinue  or reorganize  or  combine  any plant,

     department,  division or subdivision  thereof, or other  branch operations;

     determine  the  efficiency,   usefulness  and  practicality  of   machines,

     processes; determine whether or not the COMPANY is financially or otherwise able to  continue operations and  the extent  thereof; decide the method or

     place  of  manufacture;   determine  the  processes  of   manufacturing  or

     assembling, together with  the designing, engineering,  and control of  raw materials, semi-manufactured and  finished parts which may  be incorporated in a product manufactured; introduce  new, improved or different production maintenance,  service or distribution  methods or facilities,  or otherwise change,  amend, delete  or  combine such  existing  methods or  facilities;

     determine the  size of the  working force; subcontract  any work which  the

     COMPANY  may  deem desirable;  create  new classifications,  or  abolish or combine existing  classifications;  hire, lay  off, assign  or transfer  or promote  employees, determine  the qualifications  of  employees and  their ability  to  perform jobs;  determine,  redetermine or  alter  job content;

     determine all machines, tools and equipment to be used; determine the goods to  be manufactured;  determine  the  schedules  of  production;  establish quantitative  and qualitative  standards  of production;  assign  employees temporarily out  of classification;  maintain order  and efficiency  in the

     COMPANY's plant and operations; discipline or discharge employees  for just cause;  make  and  enforce,  after advance  notice  to  the  UNION  and the employees, such  reasonable rules and  regulations as the COMPANY  may from time to time deem appropriate for  the purpose of maintaining order, safety or the effective operation of its facilities; terminate, merge  or sell the business or any part thereof.



C.   In the event there is a conflict between this section and any other section of this Agreement,  this section shall govern unless the other sections are expressly stated to be in derogation  of this section and the parties  have agreed to such derogation in writing.

D.   It is understood that the COMPANY shall not exercise such rights arbitrarily or capriciously.



E.   This clause  is not  intended to take  away any  rights guaranteed  in this collective bargaining Agreement.



ARTICLE XV     NO STRIKE - NO LOCKOUT
- ----------



15.01 Neither  the UNION nor any of the employees in the bargaining unit covered by  this Agreement  will collectively,  concertedly  or individually  encourage,

engage  in or  participate in,  directly or  indirectly, any  strike, deliberate slowdown, stoppage or other interference with production of work during the term of this Agreement;  and the COMPANY during  the term of this Agreement  will not lockout any of the employees covered by this Agreement.



A.   In the  event that there be such an  occurrence or occurrences as described in  Article XV,  Section 15.01, then  either the  UNION or the  COMPANY may invoke  the  Expedited  Grievance Procedure  provided  in  this section  as distinguished from the ordinary Grievance-Arbitration Procedure.

     1.   This procedure may also be invoked by either party in the event an employee is discharged, suspended, disqualified from a job,

          disciplined for failure to meet production standards, or in the event there is a seniority dispute.

          a.   Such dispute or grievance shall  be asserted by notice in writing by registered mail, return receipt requested, or Federal Express,

               given to the other party.

          b.   A copy of such notice shall  be sent simultaneously to the person designated  as the  permanent Arbitrator,  or  such other  person designated as Arbitrator, as hereinbefore set forth.



B.   The  COMPANY and the  UNION shall  attempt to have  drawn up  and ready for selection a  list of mutually  acceptable Arbitrators who may  be contacted directly for the Expedited Arbitration.


     1.   Should this not have been done, or should no Arbitrator on the list be available, and should  the parties  within twenty-four  (24) hours  be unable to agree upon an Arbitrator, they shall immediately contact the local office  of the American  Arbitration Association to  request the first available Arbitrator  who can hear  the case within  forty-eight

          (48) hours.

C.   In the event of death, disability, or subsequent unavailability of the selected or designated Arbitrator within the time limits prescribed in this provision, the parties shall select another Arbitrator within twenty-four

     (24) hours, and failing such mutual selection, either party may request that the American Arbitration Association make a designation of an available Arbitrator within forty-eight (48) hours of the request.



D.   The  Arbitrator  shall  hold an  arbitration  hearing  as  expeditiously as possible but in no event later than twenty-four (24) hours after receipt of said notice.


     1.   The decision of the  Arbitrator shall issue forthwith and  in no event later than three (3) hours after  the conclusion of the hearing unless the grieving party  agrees to waive this time  limitation with respect to all or part of the relief requested.


     2.   The Arbitrators WRITTEN opinion will follow within thirty (30) days.


E.   In those situations involving discipline of employees for other than violation of the No Strike Clause, it is understood that the Arbitrator will hold an arbitration hearing within five (5) working days after receipt of said notice.

     1.   The decision of the Arbitrator shall issue forthwith and in no event later than forty-eight (48) hours after the conclusion of the hearing.

     2.   The Arbitrator's WRITTEN opinion will follow within thirty (30) days.



F.   The arbitration proceedings pursuant heretofore shall be held in Alameda

     County, California, but not on the COMPANY's premises.



G.   All costs for the hearing and service  of the Arbitrator designated herein,

     or for any  other person selected pursuant to  the aforementioned procedure shall be borne by the companies jointly.



H.   Each party will bear the expense of its representatives and for the presentation of its own case.



ARTICLE XVI    BULLETIN BOARDS
- -----------



16.01     The COMPANY grants  the UNION the  right to place  bulletin boards  in agreed upon places in the plant for the purpose of posting UNION notices, copies of this Agreement, and other official
papers.  All  such matters must be posted only upon  the authority of officially designated representatives of the UNION.



ARTICLE XVII  SAFETY AND SANITATION
- ------------



17.01



A.   The COMPANY shall continue to make reasonable provisions for the safety and health of its employees at the plant during the hours of their employment.



B.   Protective devices and other equipment necessary to protect its employees properly from injury shall be provided by the COMPANY.

     1.   Employees shall cooperate with MANAGEMENT in the proper maintenance and use of these provisions and devices.



C.   The COMPANY  will maintain safety  and sanitation at acceptable  health and safety standards in compliance with State and Local requirements.



D.   The  COMPANY will  carry out  disciplinary  action in  accordance with  the

     Collective Bargaining  Agreement, all  Federal and  State OSHA  Guidelines,

     State  of California  (SB 198)  Guidelines,  and Company  Safety Rules  and

     Policies. The Employee's safety record, type and nature of violations, plus endangerment  of self and others will be major factors in the determination of the corrective action to be taken.



ARTICLE XVIII  LEGAL CONFORMITY
- -------------



18.01

A.   It is the intention and desire of both the COMPANY and the UNION to conform to all laws of the State and Federal government and orders issued by the

     President of the United States.



B.   It is intended that such  laws or regulations which now exist  or may later be enacted  or issued  shall supersede the  requirements of  this Agreement while they are in effect, and upon
     expiration of such laws and  regulations, provisions of the Agreement which have been modified shall come into full force and effect.



18.02     It is agreed  by the parties that  in the employment practices  of the

COMPANY  and in the  membership and  practices of the  UNION, there  shall be no discrimination  against  any person  on  account  of  race, creed,  color,  sex,

handicap or national origin.



ARTICLE XIX    MISCELLANEOUS
- -----------



19.01 Sick Days:

A.   1.   Effective  January 1, 1995 employees shall be eligible for one (1) day of  pay at  $80.00  per day,  for lost  time,  per calendar  quarters.

          Employees cannot receive payment before the quarter begins.



     2.   Any days earned but  unused shall be paid to the  employee on the last pay period of December of each year.



B.   The COMPANY will sponsor and finance an annual picnic for all employees and families.



ARTICLE XX     TERMINATION, MODIFICATION AND RENEWAL
- ----------



20.01

A.   This Agreement shall remain in full force and effect until August  1, 1998,

     and thereafter annually; provided, however, that either party may terminate this Agreement or give notice of a desire to modify any portion thereof  on the date of expiration, or at the  end of any subsequent yearly period,  by notifying the other party in writing to that effect no less than sixty (60)

     days  prior to  the date  of expiration,  or at  the end of  any subsequent yearly period.



B.   Negotiations upon a new or modified Agreement shall commence not later than twenty (20) days next following the receipt of said written notice of termination or modification.



     1.   Not later than five (5) days after sending such notice the sending party shall present in writing to the other party the proposed new

          Agreement of modification.

     2.   Ten (10) days after receipt of said proposals the recipient party shall present in writing to the other party its counter or other proposal.

     3.   Neither party shall be prevented from presenting any other proposals during negotiations.



C.   During negotiations this Agreement shall remain in full force and effect.

     1.   The provisions of  the new or modified Agreement  shall be retroactive to the expiration date of the then current Agreement.

     2.   Either party may terminate said  negotiations and Agreement by  giving notice in writing  to the other party not later than fifteen (15) days before the effective date of said desired termination.



20.02     In the event SIMMONS COMPANY  closes the plant and the COMPANY  cannot recognize the U.F.W.A., Local #262 as the  bargaining agent in the new location,

the COMPANY  will  be willing  to  sit with  the  UNION to  negotiate  severance compensation.

SIGNED THIS  24 DAY OF JAN, 1996.
             --        ---  ----



FOR SIMMONS COMPANY                     FOR THE UNITED FURNITURE
- -------------------                      WORKERS OF AMERICA,
                                          LOCAL 262, AFL-CIO


/S/  KEN BARTON                         /S/ ULISES VERGARA
- --------------------------------        ---------------------------------


- --------------------------------        ---------------------------------


- --------------------------------        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------


                                        ---------------------------------

APPENDIX A



                               LETTER OF AGREEMENT



In the event the COMPANY retools, redesigns or reengineers the plant and the

COMPANY determines, in its opinion, that such changes require alteration to the rates of pay for employees, then the COMPANY will give the UNION notice of the jobs affected and the proposed new rates of pay for said jobs. Should the UNION desire to bargain with regard to the proposed rates of pay the UNION shall request such bargaining within ten days and the contract shall be reopened solely for the purpose of bargaining with respect to said rates of pay. During such reopener all other provisions of the contract remain in full force and effect until the expiration date set forth in this contract.



A two person committee will be allowed to go to another plant  to review the new system. Videos  will be allowed as long as  they remain company property. United

Furniture Workers may have three  meetings with members before implementing this program. When rates are implemented, negotiations will remain open for a ninety-

day period to review any significant variations from plan.



This agreement is entered into and becomes effective on the 1995 contract date.



/S/  KEN BARTON                         /S/ ULISES VERGARA              1/24/96
- -------------------------------         ----------------------------------------
Simmons Company     Date                U.F.W.A.                          Date




- -------------------------------         ----------------------------------------
Simmons Company     Date                U.F.W.A.                          Date

APPENDIX B

This agreement  is entered into between  Simmons Company and the  U.F.W.A. Local

262. This agreement continues the position of Production Coordinator. In regards to the positions of Production Coordinator, the parties agree to the following:

     1.   The responsibilities of the position shall consist of, but not be limited to, the following items:

          1. assigning work
          2. organizing of the specific area
          3. training of employees
          4. completing necessary paper and reporting work
          5. Other functions as required.


     2.   The Production Coordinator shall not:
          1. hire
          2. fire
          3. implement discipline
          4. schedule employees.


     3.   Employees assigned  the position  of production  coordinator shall  be compensated at the present pay plus negotiated increase.



     4.   This position of production coordinator and method payment may be implemented when an employee provides vacation relief for a supervisor.



     5.   Selection  of production  coordinator shall  be at  the discretion  of management, subject to review by the cross-training committee.



     6.   This agreement will become a part of the contract.



     7.   This agreement in  no way negates our  right to change, delete  or add classifications as outlined in Section 7.03B.



/S/  KEN BARTON     1/24/96            /S/ ULISES VERGARA          1/24/96
- -------------------------------    ----------------------------------------
Simmons Company     Date           U.F.W.A.                          Date




- -------------------------------    ----------------------------------------
Simmons Company     Date           U.F.W.A.                          Date

APPENDIX C


                               LETTER OF AGREEMENT



This letter of agreement is entered into between the U.F.W.A. Local 262 and the

Simmons Company. This agreement effects the implementation of Article VI,

Standard Allowed Hours (S.A.H.) setting formula, Section 6.03.



The parties agree to the following procedure for disqualifying employees from their position:

     1.   All employees productivity shall be reviewed on a weekly basis.

     2. Employees who fail to make 115% of the established base rate shall be given the following corrective measures:
          A. First Offense - Verbal Warning
          B. Second Offense - Written Warning
          C. Third Offense - Final Warning
          D. Fourth Offense - Disqualification from their current position.

     3.   The progression  steps  for disqualification  will be  limited to  two warnings at  Steps A through C. It  is understood that employee cannot go  back to  the  earlier  warning level  after  receiving the  second warning at the present level.



     4.   Employees who are  disqualified from their  position shall be  granted their rights as contained in Article 6.03.



This agreement is entered into and becomes effective on the 1995 contract date.



/S/  KEN BARTON    1/24/96              /S/ ULISES VERGARA        1/24/96
- -------------------------------    ----------------------------------------
Simmons Company     Date           U.F.W.A.                          Date




- -------------------------------    ----------------------------------------
Simmons Company     Date           U.F.W.A.                          Date


XIV/002.53

APPENDIX D

SIMMONS COMPANY - POLICY     date issued     effective date  number   page   of
AND PROCEDURES                 12-1-95          12-1-95                       6
Subject
SUBSTANCE ABUSE POLICY           supersedes                         approval
 AND INTERNAL GUIDELINES    All Previous Policies
       --LOCAL 262 - UFWA--

I.   PURPOSE
     -------

     As a Company, we are concerned about the adverse effect that drugs and alcohol can have upon our employee's safety and health. Alcoholism and the illegal use of drugs lead to increased accidents and medical claims and can lead to the destruction of an employee's health, adversely affect an employee's family life, and jeopardize an employee's job.

     In light of these concerns, the Company intends to maintain a workplace free from the problems associated with the illegal use of drugs and the abuse of alcohol. Our policy is to help employees with problems associated with the abuse of drugs and alcohol and to encourage their rehabilitation. No part of this policy, nor any of the procedures is, however, intended to affect the Company's right to manage its workplace or to discipline its employees. Also, this policy does not guarantee employment or continued employment, nor does it modify any terms or conditions of employment.

II.  SCOPE
     -----

     This policy will apply to all employees of Simmons Company covered by Local 262 contract.

     Applicants: All applicants for employment at Simmons Company will be required to undergo a drug screening test as part of the hiring process after a conditional offer of employment has been extended. Employment will be denied to any applicant whose drug screen test reveals the presence of illegal drugs or prescription drugs without a valid prescription.

III. RESPONSIBILITY
     --------------

     A. Simmons Company will not be responsible for any cost related to alcohol or drug rehabilitation treatment beyond that covered under the company's medical insurance.

     B.   Corporate Human Resources Department
          ------------------------------------

          Responsible for issuing the Substance Abuse Policy and for modifying or amending the policy when necessary with notification and negotiation with Union.

SIMMONS COMPANY - POLICY      date issued    effective date   number  page   of
AND PROCEDURES                  12-1-95        12-1-95                       6
   Subject
SUBSTANCE ABUSE POLICY           supersedes                         approval
AND INTERNAL GUIDELINES      All Previous Policies
      -LOCAL 262 - UFWA--

          Responsible for the education and training of personnel by acquiring training and education materials and assisting the plant management with scheduling and implementation of training for all employees.

          Responsible for the communication of the policy and procedures to all Plant Management and all employees at the Corporate location.

          Responsible for counseling and assisting plant management or corporate management when problems arise.

          Responsible for selecting and posting authorized drug/alcohol testing laboratory.

     C.   Plant Management/General Manager or Operations Manager
          ------------------------------------------------------

          Responsible for the drug screening of all applicants as part of the hiring process.

          Responsible for communication of the policy to all plant personnel and for scheduling and implementing periodic training to all personnel with the guidance and assistance of the corporate human resource department.

          Responsible for following policy guidelines in the event of a substance abuse problem and for taking necessary disciplinary action.

     D.   Supervisors and Managers:
          -------------------------

          Responsible for knowing and understanding the substance abuse policy and its guidelines.

          Responsible for immediately notifying plant management or corporate human resources when a substance abuse problem is suspected with an employee.

IV.  POLICY
     ------

     IT IS THE COMPANY'S POLICY TO IDENTIFY AND HELP THOSE EMPLOYEES WITH SUBSTANCE ABUSE PROBLEMS AND TO ENCOURAGE THEM TO SEEK HELP ON THEIR OWN. APPLICANTS IDENTIFIED AS BEING SUBSTANCE ABUSERS WILL BE DENIED EMPLOYMENT AND ENCOURAGED TO SEEK HELP. EMPLOYEES WHO ARE IDENTIFIED AS BEING SUBSTANCE ABUSERS MAY BE REFERRED FOR COUNSELING OR REHABILITATION AS APPROPRIATE.

SIMMONS COMPANY - POLICY      date issued     effective date  number  page   of
AND PROCEDURES                 12-1-95           12-1-95                      6
   Subject
SUBSTANCE ABUSE POLICY             supersedes                        approval
AND INTERNAL GUIDELINES       All Previous Policies
      -LOCAL 262 - UFWA--


HOWEVER, THE POSSESSION, USE, TRANSFER, MANUFACTURE, OR SALE OF ALCOHOL, ILLEGAL DRUGS, OR LEGAL DRUGS WITHOUT A VALID PRESCRIPTION ON COMPANY PROPERTY OR ON COMPANY TIME WILL RESULT IN DISCIPLINARY ACTION, UP TO AND INCLUDING TERMINATION.



TESTING OF APPLICANTS
- ---------------------

All applicants will be required to undergo a drug screening test as part of the hiring process. Employment will be denied to any applicant whose drug screen test reveals the presence of illegal drugs or prescription drugs without a valid prescription or alcohol in excess of the sobriety level as established by state law.

TESTING OF EMPLOYEES
- --------------------

Reporting for duty or working with drugs present in the body or while affected by alcohol will be handled as a disciplinary matter.

Testing may be required under the following circumstances:

* When an employee is involved in an accident resulting in injuries during working hours or on Company property requiring medical treatment off site.

* When the Company has reasonable cause and suspicion. Circumstances that could be indicators of a substance abuse problem and considered reasonable suspicion are:

   A.     Observed alcohol or drug abuse during work hours on company premises.
   B.     Apparent physical state of impairment.
   C.     Incoherent mental state.
   D.     Marked changes in personal behavior that are otherwise unexplainable.
   E. Deteriorating work performance that is not attributable to other factors.
   F. Accidents or other actions that provide reasonable cause to believe the employee may be under the influence.

* When an employee has had a positive test and been referred for counseling or rehabilitation under this policy.

*  When an employee requests a test (if approved by management).

The Company intends to utilize the most accurate and reliable testing method available.

SIMMONS COMPANY - POLICY   date issued  effective date     number   page    of
AND PROCEDURES               12-1-95      12-1-95                            6
Subject
SUBSTANCE ABUSE POLICY                supersedes                   approval
AND INTERNAL GUIDELINES          All Previous Policies
   -LOCAL 262 - UFWA--



Failure or refusal by an employee to cooperate with the program or to submit to such a test when requested will be grounds for termination of employment.


DRUG SCREEN LIMITS
- ------------------

The cut-off levels set forth below will be used for the initial screening of specimens to determine whether they are negative for the following drugs:

          AMPHETAMINES            1000
          BARBITURATES            200
          BENZODIAZEPINES         200
          CANNABINOIDS            50
          COCAINE METABOLITE      300
          METHAQUALONE            300
          OPIATE METABOLITE       300
          PHENCYCLIDINE (PCP)     25
          PROPOXYPHENE            300
          METHADONE               300
          ALCOHOL                 In excess of the sobriety level as established
                                  by state law.

Any urine specimen identified as positive on the initial test screen will be confirmed by a second analytical procedure independent from the initial test and which uses a different chemical technique and procedure.



DISCIPLINARY ACTION
- -------------------

An employee who is considered impaired will be sent home or to a medical facility for testing (by taxi or other safe transportation alternative depending on the determination of the observed impairment, accompanied by the supervisor or another employee if necessary). An impaired employee should not be allowed to drive.

An employee who is considered impaired will be suspended pending the results of the test.

If the test results are positive, the employee will be terminated.

SIMMONS COMPANY - POLICY       date issued    effective date  number   page   of
AND PROCEDURES                   12-1-95         12-1-95                       6
Subject
SUBSTANCE ABUSE POLICY             supersedes                         approval
AND INTERNAL GUIDELINES       All Previous Policies
   -LOCAL 262 - UFWA--


COUNSELING AND REHABILITATION
- -----------------------------

Voluntary Referral: Employees are encouraged to voluntarily request counseling or rehabilitation before the substance abuse leads to disciplinary or other work-related problems. A request may be made by contacting the Human Resources Department. No employee will have job security jeopardized by such a good faith request. For the one-year period immediately following the employee's completion of counseling or rehabilitation, the Company retains the right to randomly test the employee for drugs/alcohol. If the employee test positive, the employee will be terminated.

Any employee suffering from an alcohol or drug problem who rejects treatment or who leaves a treatment program prior to being properly discharged will be immediately terminated. No employee will be eligible for this employee assistance program more than one time. The recurrence of an alcohol or drug problem will be cause for termination.

NOTIFICATION OF CONVICTIONS
- ---------------------------


Under federal law, any employee convicted of any criminal drug offense committed on Company property or while on Company business must notify the Company of the conviction within five days after the conviction. The Company must then notify each federal government agency with whom we hold an applicable government contract and advise that the conviction has occurred. The Company will then take appropriate personnel action against the employee up to and including termination.

CONFIDENTIALITY:
- ----------------

All information concerning medical examinations, drug or alcohol testing results, counseling or rehabilitation of any employee will be treated confidentially.

V. PROCEDURES
   ----------

All information concerning medical examinations, drug or alcohol testing results or rehabilitation and treatment of any individual employee will be treated as confidential information.